UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2019
MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	01 13697 (Commission File Number)	52-1604305 (IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia (Address of Principal Executive Offices)		30701 (Zip Code)
Registrant's telephone number, including area code (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange
Floating Rate Notes due 2019		New York Stock Exchange
Floating Rate Notes due 2020		New York Stock Exchange
2.000% Senior Notes due 2022		New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of the Company was held on May 23, 2019. Below are the final voting results of the items voted on at the Annual Meeting:

(1)	Votes regarding the election of the following persons as directors for a three-year term beginning in 2019 were as follows:

Name	Votes For	Votes Against	Votes Abstain	Broker Non-votes
Joseph A. Onorato	57,395,123	4,962,096	11,538	3,173,798
William H. Runge III	61,668,410	690,416	9,931	3,173,798
W. Christopher Wellborn	59,515,624	2,843,164	9,969	3,173,798

(2)	Votes regarding ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
64,506,324	1,028,881	7,350	0

(3)	Votes regarding the non-binding, advisory vote with respect to the compensation of the Company’s Named Executive Officers were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
56,350,525	5,995,614	22,618	3,173,798

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Date: May 28, 2019	By:	/s/ R. David Patton
R. David Patton
Vice President-Business Strategy, General Counsel and Secretary